EXHIBIT 99.1

For more information contact:	Analysts – Andy Taylor (206) 539-3907
Media - Nancy Thompson (919) 861-0342

Weyerhaeuser reports second quarter results

•	Achieved net earnings of $788 million, or $1.06 per diluted share
•	Generated record first half Adjusted EBITDA of $2.7 billion
•	Enhanced portfolio with strategic timberlands acquisition in North and South Carolina

SEATTLE, July 29, 2022 – Weyerhaeuser Company (NYSE: WY) today reported second quarter net earnings of $788 million, or $1.06 per diluted share, on net sales of $3.0 billion. This compares with net earnings of $1.0 billion, or $1.37 per diluted share, on net sales of $3.1 billion for the same period last year and net earnings of $771 million for the first quarter of 2022. There were no special items in the second quarter of 2022 or the same period last year. Net earnings before special items was $978 million for the first quarter of 2022.

Adjusted EBITDA for the second quarter of 2022 was $1.2 billion compared with $1.6 billion for the same period last year and $1.5 billion for the first quarter of 2022.

“In the second quarter, our teams delivered strong results across each of our businesses,” said Devin W. Stockfish, president and chief executive officer. “Year to date, we have generated $2.7 billion of Adjusted EBITDA and $1.9 billion of Adjusted Funds Available for Distribution. Looking forward, we remain constructive on long-term demand fundamentals that support our businesses, notwithstanding the recent macroeconomic headwinds. Our financial position is exceptionally strong, and we remain committed to delivering operational excellence across our unmatched portfolio of assets and enhancing shareholder value through disciplined capital allocation.”

WEYERHAEUSER FINANCIAL HIGHLIGHTS	2022	2022	2021
(millions, except per share data)	Q1	Q2	Q2
Net sales	$3,112	$2,973	$3,144
Net earnings	$771	$788	$1,028
Net earnings per diluted share	$1.03	$1.06	$1.37
Weighted average shares outstanding, diluted	749	746	752
Net earnings before special items(1)(2)	$978	$788	$1,028
Net earnings per diluted share before special items(1)	$1.31	$1.06	$1.37
Adjusted EBITDA(1)	$1,497	$1,205	$1,573
Net cash from operations	$957	$1,146	$1,308
Adjusted FAD(3)	$850	$1,065	$1,236
(1)

Net earnings before special items is a non-GAAP measure that management believes provides helpful context in understanding the company’s earnings performance. Additionally, Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold and special items. Net earnings before special items and Adjusted EBITDA should not be considered in isolation from, and are not intended to represent an alternative to, our GAAP results. Reconciliations of net earnings before special items and Adjusted EBITDA to GAAP earnings are included within this release.

(2)	Special items for prior periods presented are included in the reconciliation tables within this release.
(3)

Adjusted Funds Available for Distribution (Adjusted FAD) is a non-GAAP measure that management uses to evaluate the company’s liquidity. Adjusted FAD, as we define it, is net cash from operations adjusted for capital expenditures and significant non-recurring items. Adjusted FAD measures cash generated during the period (net of capital expenditures and significant non-recurring items) that is available for dividends, repurchases of common shares, debt reduction, acquisitions, and other discretionary and nondiscretionary capital allocation activities. Adjusted FAD should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results. A reconciliation of Adjusted FAD to net cash from operations is included within this release.

TIMBERLANDS

FINANCIAL HIGHLIGHTS	2022	2022
(millions)	Q1	Q2	Change
Net sales	$626	$671	$45
Net contribution to pretax earnings	$182	$153	$(29)
Adjusted EBITDA	$247	$219	$(28)

Q2 2022 Performance – In the West, fee harvest volumes were moderately lower than the first quarter due to unseasonably wet weather. Domestic sales realizations were moderately lower and per unit log and haul costs were significantly higher as harvesting operations transitioned to higher elevation units. Export sales realizations were moderately higher and export sales volumes were significantly higher, driven by strong demand in Japan. In the South, sales realizations for sawlogs and fiber logs were slightly higher, and fee harvest volumes increased moderately. Per unit log and haul costs were significantly higher, primarily due to fuel-related costs. Forestry and road costs in the West and South were seasonally higher.

Q3 2022 Outlook – Weyerhaeuser anticipates third quarter earnings before special items and Adjusted EBITDA will be lower than second quarter 2022, but moderately higher than third quarter 2021. In the West, the company expects comparable fee harvest volumes and significantly lower sales volumes due to export. Sales realizations are expected to be moderately lower, and per unit log and haul costs are expected to be lower. In the South, the company expects sales realizations and per unit log and haul costs to be comparable and fee harvest volumes to be moderately higher. Forestry and road costs in the West and South are expected to be seasonally higher.

REAL ESTATE, ENERGY & NATURAL RESOURCES

FINANCIAL HIGHLIGHTS	2022	2022
(millions)	Q1	Q2	Change
Net sales	$128	$117	$(11)
Net contribution to pretax earnings	$81	$65	$(16)
Adjusted EBITDA	$116	$107	$(9)

Q2 2022 Performance – Earnings and Adjusted EBITDA decreased from the first quarter due to lower real estate sales. The average price per acre decreased and the average basis as a percentage of sales increased due to the mix of properties sold.

Q3 2022 Outlook – Weyerhaeuser anticipates third quarter earnings and Adjusted EBITDA will be slightly lower than third quarter 2021, primarily due to a decrease in acres sold year over year. The company now expects full year 2022 Adjusted EBITDA for the segment will be approximately $325 million, a $25 million increase from previous guidance.

WOOD PRODUCTS

FINANCIAL HIGHLIGHTS	2022	2022
(millions)	Q1	Q2	Change
Net sales	$2,519	$2,341	$(178)
Net contribution to pretax earnings	$1,182	$863	$(319)
Adjusted EBITDA	$1,233	$912	$(321)

Q2 2022 Performance – Sales realizations for lumber and oriented strand board decreased 25 percent and 14 percent, respectively, compared with first quarter averages. Sales volumes for lumber were significantly higher due to seasonal inventory drawdown and improved production, while unit manufacturing costs and log costs were slightly higher. Sales volumes for oriented strand board were slightly higher. Unit manufacturing costs were moderately higher and fiber costs were comparable. Sales realizations and production volumes for most engineered wood products were significantly higher. This was partially offset by significantly higher raw material costs, primarily for oriented strand board webstock. Distribution commodity realizations were significantly lower.

Q3 2022 Outlook – Weyerhaeuser anticipates third quarter earnings and Adjusted EBITDA will be comparable to the second quarter, excluding the effect of changes in average sales realizations for lumber and oriented strand board. The company expects comparable sales volumes and unit manufacturing costs for lumber, as well as moderately lower log costs. For oriented strand board, the company expects slightly lower sales volumes, comparable fiber costs, and significantly higher unit manufacturing costs due to planned maintenance outages. Raw material costs for engineered wood products are expected to be significantly lower, primarily for oriented strand board webstock, partially offset by lower sales realizations, primarily for plywood. Sales volumes for engineered wood products are expected to be comparable.

UNALLOCATED

FINANCIAL HIGHLIGHTS	2022	2022
(millions)	Q1	Q2	Change
Net charge to pretax earnings	$(117)	$(44)	$73
Adjusted EBITDA	$(99)	$(33)	$66

Q2 2022 Performance – Second quarter results include an $18 million noncash benefit for the elimination of intersegment profit in inventory and LIFO due to a decrease in log and lumber inventories.

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world's largest private owners of timberlands, began operations in 1900. We own or control approximately 11 million acres of timberlands in the U.S. and manage additional timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood products in North America. Our company is a real estate investment trust. In 2021, we generated $10.2 billion in net sales and employed approximately 9,200 people who serve customers worldwide. Our common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

EARNINGS CALL INFORMATION

Weyerhaeuser will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on July 29, 2022 to discuss second quarter results.

To access the live webcast and presentation online, go to the Investor Relations section on www.weyerhaeuser.com on July 29, 2022.

To join the conference call from within North America, dial 877-407-0792 (access code: 13724915) at least 15 minutes prior to the call. Those calling from outside North America should dial 201-689-8263 (access code: 13724915). Replays will be available for two weeks at 844-512-2921 (access code: 13724915) from within North America, and at 412-317-6671 (access code: 13724915) from outside North America.

FORWARD-LOOKING STATEMENTS

This news release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, with respect to our outlook and expectations concerning the following: earnings and Adjusted EBITDA for the company and for each of our businesses; sales volumes and sales realizations for our Timberlands business; log and haul, forestry and road costs and expenses; fee harvest volumes; acres to be sold; sales volumes and unit manufacturing costs for our lumber and oriented strand board businesses; sales realizations and sales volumes for our engineered wood products business; materials costs for each of our Wood Products lines; long-term demand fundamentals affecting our businesses; and long-term shareholder value and returns. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often involve use of words and expressions such as “anticipate,” “expect,” “looking forward,” “planned,” “will,” and similar words and expressions. They may use the positive, negative or another variation of those and similar words and expressions. These forward-looking statements are based on our current expectations and assumptions and are not guarantees of future events or performance. The realization of our expectations and the accuracy of our assumptions are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to:

●

the effect of general economic conditions, including employment rates, interest rate levels, inflation, housing starts, general availability of financing for home mortgages and the relative strength of the U.S. dollar;

●	the effect of COVID-19 and other viral or disease outbreaks and their potential effects on our business, results of operations, cash flows, financial condition and future prospects;
●

market demand for the company's products, including market demand for our timberland properties with higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;

●	changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Japanese yen, the Chinese yuan, and the Canadian dollar, and the relative value of the euro to the yen;
●	restrictions on international trade and tariffs imposed on imports or exports;
●	the availability and cost of shipping and transportation;
●	economic activity in Asia, especially Japan and China;
●	performance of our manufacturing operations, including maintenance and capital requirements;
●	potential disruptions in our manufacturing operations;
●	the level of competition from domestic and foreign producers;
●	the successful execution of our internal plans and strategic initiatives, including restructuring and cost reduction initiatives;
●	our ability to hire and retain capable employees;
●

the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals or the occurrence of any event, change or other circumstances that could give rise to a termination of any acquisition or divestiture transaction under the terms of the governing transaction agreements;

●	raw material availability and prices;
●	the effect of weather;
●	changes in global or regional climate conditions and governmental response to such changes;
●	the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;
●	energy prices;
●	transportation and labor availability and costs;
●	federal tax policies;
●	the effect of forestry, land use, environmental and other governmental regulations;
●	legal proceedings;
●	performance of pension fund investments and related derivatives;
●	the effect of timing of employee retirements as it relates to the cost of pension benefits and changes in the market price of our common stock on charges for share-based compensation;
●	the accuracy of our estimates of costs and expenses related to contingent liabilities and the accuracy of our estimates of charges related to casualty losses;

●	changes in accounting principles; and
●

other risks and uncertainties identified in our 2021 Annual Report on Form 10-K, as well as those set forth from time to time in our other public statements, reports, registration statements, prospectuses, information statements and other filings with the SEC.

It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on the company's business, results of operations, cash flows, financial condition and future prospects.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

RECONCILIATION OF ADJUSTED EBITDA TO NET EARNINGS

We reconcile Adjusted EBITDA to net earnings for the consolidated company and to operating income (loss) for the business segments, as those are the most directly comparable U.S. GAAP measures for each.

The table below reconciles Adjusted EBITDA for the quarter ended March 31, 2022:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$771
Interest expense, net of capitalized interest					72
Loss on debt extinguishment(1)					276
Income taxes					209
Net contribution (charge) to earnings	$182	$81	$1,182	$(117)	$1,328
Non-operating pension and other post-employment benefit costs	—	—	—	15	15
Interest income and other	—	—	—	1	1
Operating income (loss)	182	81	1,182	(101)	1,344
Depreciation, depletion and amortization	65	4	51	2	122
Basis of real estate sold	—	31	—	—	31
Adjusted EBITDA	$247	$116	$1,233	$(99)	$1,497
(1)	Loss on debt extinguishment is a pretax special item related to the early extinguishment of $931 million of debt.

The table below reconciles Adjusted EBITDA for the quarter ended June 30, 2022:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$788
Interest expense, net of capitalized interest					65
Income taxes					184
Net contribution (charge) to earnings	$153	$65	$863	$(44)	$1,037
Non-operating pension and other post-employment benefit costs	—	—	—	11	11
Interest income and other	—	—	—	(1)	(1)
Operating income (loss)	153	65	863	(34)	1,047
Depreciation, depletion and amortization	66	3	49	1	119
Basis of real estate sold	—	39	—	—	39
Adjusted EBITDA	$219	$107	$912	$(33)	$1,205

The table below reconciles Adjusted EBITDA for the quarter ended June 30, 2021:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$1,028
Interest expense, net of capitalized interest					78
Income taxes					324
Net contribution (charge) to earnings	$113	$63	$1,338	$(84)	$1,430
Non-operating pension and other post-employment benefit costs	—	—	—	1	1
Interest income and other	—	—	—	(2)	(2)
Operating income (loss)	113	63	1,338	(85)	1,429
Depreciation, depletion and amortization	67	4	48	1	120
Basis of real estate sold	—	24	—	—	24
Adjusted EBITDA	$180	$91	$1,386	$(84)	$1,573

The table below reconciles Adjusted EBITDA for the year-to-date period ended June 30, 2022:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$1,559
Interest expense, net of capitalized interest					137
Loss on debt extinguishment(1)					276
Income taxes					393
Net contribution (charge) to earnings	$335	$146	$2,045	$(161)	$2,365
Non-operating pension and other post-employment benefit costs	—	—	—	26	26
Interest income and other	—	—	—	—	—
Operating income (loss)	335	146	2,045	(135)	2,391
Depreciation, depletion and amortization	131	7	100	3	241
Basis of real estate sold	—	70	—	—	70
Adjusted EBITDA	$466	$223	$2,145	$(132)	$2,702
(1)	Loss on debt extinguishment is a pretax special item related to the early extinguishment of $931 million of debt.

RECONCILIATION OF NET EARNINGS BEFORE SPECIAL ITEMS TO NET EARNINGS

We reconcile net earnings before special items to net earnings and net earnings per diluted share before special items to net earnings per diluted share, as those are the most directly comparable U.S. GAAP measures. We believe the measures provide meaningful supplemental information for investors about our operating performance, better facilitate period to period comparisons and are widely used by analysts, lenders, rating agencies and other interested parties.

The table below reconciles net earnings before special items to net earnings:

	2022	2022	2021
(millions)	Q1	Q2	Q2
Net earnings	$771	$788	$1,028
Loss on debt extinguishment	207	—	—
Net earnings before special items	$978	$788	$1,028

The table below reconciles net earnings per diluted share before special items to net earnings per diluted share:

	2022	2022	2021
	Q1	Q2	Q2
Net earnings per diluted share	$1.03	$1.06	$1.37
Loss on debt extinguishment	0.28	—	—
Net earnings per diluted share before special items	$1.31	$1.06	$1.37

RECONCILIATION OF ADJUSTED FAD TO NET CASH FROM OPERATIONS

We reconcile Adjusted FAD to net cash from operations, as that is the most directly comparable U.S. GAAP measure. We believe the measure provides meaningful supplemental information for investors about our liquidity.

The table below reconciles Adjusted FAD to net cash from operations:

	2022	2022	2021	2022
(millions)	Q1	Q2	Q2	Q2 YTD
Net cash from operations	$957	$1,146	$1,308	$2,103
Capital expenditures	(70)	(81)	(72)	(151)
Adjustments to FAD(1)	(37)	—	—	(37)
Adjusted FAD	$850	$1,065	$1,236	$1,915
(1)	Adjustments to FAD include a $37 million product remediation insurance recovery received in first quarter 2022.